UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013 (April 24, 2013)

SB FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Explanatory Note

This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on April 26, 2013 (the “Original 8-K”) by SB Financial Group, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Board of Directors of the Company with respect to the frequency of future shareholder advisory votes on executive compensation.  This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(d)              At the Company’s 2013 Annual Meeting of Shareholders held on April 24, 2013, the shareholders of the Company recommended, on an advisory basis, to conduct an advisory vote on the compensation of the Company’s named executives every year.  Consistent with the recommendation of the Company’s shareholders, the Board of Directors of the Company has determined that it will conduct an advisory vote on the compensation of the Company’s named executive officers every year.  The Company is required to hold a shareholder advisory vote on the frequency of future advisory votes on executive compensation every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: July 15, 2013	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer